                                                                    Exhibit 99.1



                  LINCOLN ELECTRIC REPORTS 2004 SECOND-QUARTER
                        AND FIRST-HALF FINANCIAL RESULTS

-  Net sales up 25%, setting quarterly record
-  Net income rises 67% for the quarter
-  Diluted EPS is 57 cents

                  CLEVELAND, July 20, 2004 - Lincoln Electric Holdings, Inc. (Nasdaq: LECO) today reported that net income increased 67% for the 2004 second quarter to $23.7 million, or 57 cents per diluted share, compared with $14.2 million, or 34 cents per diluted share, in the second quarter of 2003. Net sales in the quarter totaled $331.8 million, a 25% increase over the same period last year and set the highest quarterly sales in Lincoln's history.
                  "Continuing strong demand in all of our markets - domestic and international - contributed to higher sales, increased production and strong profitability in the quarter," said John M. Stropki, President and Chief Executive Officer. "The improving global economy and the rise in worldwide industrial production are fueling economic growth in our major market segments."
                  Net sales for Lincoln's U.S. operations increased 28% to $198.5 million in the quarter, compared with $155.3 million in the 2003 second quarter. Export sales were $20.3 million, an increase of approximately 17% over the $17.3 million reported in the 2003 second quarter.
                  "Higher demand across all industry segments drove sales increases in North America, which includes the United States and Canada," Mr. Stropki said. "We continue to experience solid, steady growth in industrial distribution, retail and rental market channels. Energy projects in Russia, the Middle East and China contributed to strong export sales increases for our operations here in the United States and other international operations."
                                     -more-

LINCOLN ELECTRIC REPORTS 2004 SECOND-QUARTER FINANCIAL RESULTS      -2-


                  Net sales for Lincoln's non-U.S. operations were $133.3 million in the quarter, compared with $109.7 million in the second quarter of 2003. In local currencies, non-U.S. net sales increased 18%.
                  In the 2004 first half, net income increased 59% to $42 million, or $1.02 per diluted share, compared with $26.4 million, or 63 cents per diluted share, in the first half of 2003. The 2003 first half included rationalization charges of approximately $1.3 million, net of tax, related to asset impairments and severance charges. Excluding the rationalization charges, 2003 first-half net income was $27.7 million, or 66 cents per diluted share.
                  Net sales in the first six months of 2004 increased 24% to $638.3 million, compared with $514.2 million in the same period last year. The Company's U.S. operations' net sales in the first half of 2004 increased 25% to $379.6 million, compared with $302.6 million in the prior year. Export sales rose 20% to $37.2 million, compared with $31 million in the same period last year. The Company's non-U.S. operations' net sales were $258.7 million, compared with $211.6 million in 2003. In local currencies, non-U.S. net sales increased approximately 15%.
                  The Company completed its previously announced transactions to acquire majority interests in three welding businesses in China.
                  "Lincoln's growth in the Asia-Pacific market, specifically China, has helped position us as the market leader in this important and fast-growing market," said Mr. Stropki. "Our new majority position in China makes Lincoln the only major global arc welding company with a full and comprehensive offering of welding equipment and consumables to the Chinese market. Our growth also continues in other markets in the region with sales driven by market share gains and new product introductions."
                  The Company paid a quarterly cash dividend of 17 cents per share on July 15, 2004, to holders of record as of June 30, 2004.
                                     -more-

LINCOLN ELECTRIC REPORTS 2004 SECOND-QUARTER FINANCIAL RESULTS      -3-

                  Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc-welding systems, plasma and oxyfuel cutting equipment. Headquartered in Cleveland, Ohio, Lincoln has operations, manufacturing alliances and joint ventures in 18 countries and a worldwide network of distributors and sales offices covering more than 160 countries. For more information about Lincoln Electric, its products and services, visit the Company's Web site at www.lincolnelectric.com.
                  The Company's expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management's current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company's operating results. The factors include, but are not limited to: the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; the strength and duration of the increase in U.S. demand for the Company's products; and the possible effects of international terrorism and hostilities on the Company or its customers, suppliers and the economy in general.

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     LINCOLN ELECTRIC HOLDINGS, INC.
     FINANCIAL HIGHLIGHTS
     (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
     (UNAUDITED)


                                                                    Three Months to June 30,
     CONSOLIDATED STATEMENT OF OPERATIONS                     2004                    2003
                                                            -------                 --------

     Net Sales                                              $ 331.8   100.0%        $ 265.0   100.0%
     Cost of Goods Sold                                       231.5    69.8%          194.9    73.6%
                                                            -------    ----         --------   ----
     Gross Profit                                             100.3    30.2%           70.1    26.4%
     SG&A Expenses                                             68.9    20.7%           52.0    19.6%
                                                            -------    ----         --------   ----
     Operating Income                                          31.4     9.5%           18.1     6.8%
     Interest Income                                            0.6     0.2%            0.8     0.3%
     Equity Earnings in Affiliates                              1.0     0.3%            1.0     0.4%
     Other Income                                               1.2     0.4%            0.2     0.2%
     Interest Expense                                          (1.3)   (0.4%)          (2.0)   (0.8%)
                                                            -------    ----         --------   ----
     Income Before Income Taxes                                32.9     9.9%           18.1     6.9%
     Income Taxes                                               9.2     2.8%            3.9     1.5%
                                                            -------    ----         -------    ----
     Net Income                                             $  23.7     7.1%        $  14.2     5.4%
                                                            =======    ====         =======    ====
     Basic Earnings Per Share                                 $0.58                   $0.34
                                                            =======                 =======
     Diluted Earnings Per Share                               $0.57                   $0.34
                                                            =======                 =======
     Weighted Average Shares (Basic)                           41.1                    41.5
     Weighted Average Shares (Diluted)                         41.5                    41.6

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



--------------------------------------------------------------------------------
     LINCOLN ELECTRIC HOLDINGS, INC.
     FINANCIAL HIGHLIGHTS
     (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
     (UNAUDITED)


                                                              Six Months to June 30,
     CONSOLIDATED STATEMENT OF OPERATIONS               2004                   2003
                                                      -------                 -------
     Net Sales                                        $ 638.3  100.0%         $ 514.2  100.0%
     Cost of Goods Sold                                 454.1   71.1%           376.7   73.2%
                                                      -------   ----          -------   ----
     Gross Profit                                       184.2   28.9%           137.5   26.8%
     SG&A Expenses                                      129.4   20.3%           102.5   19.9%
     Rationalization Charges                              --     0.0%             1.7    0.4%
                                                      ------    ----          -------   ----
     Operating Income                                    54.8    8.6%            33.3    6.5%
     Interest Income                                      1.2    0.2%             1.4    0.2%
     Equity Earnings in Affiliates                        1.9    0.3%             1.6    0.3%
     Other Income                                         1.6    0.3%             1.4    0.3%
     Interest Expense                                    (3.0)  (0.5%)           (4.1)  (0.8%)
                                                      --------  ----          --------  ----
     Income Before Income Taxes                          56.5    8.9%            33.6    6.5%
     Income Taxes                                        14.5    2.3%             7.2    1.4%
                                                      -------   ----          -------   ----
     Net Income (Loss)                                $  42.0    6.6%         $  26.4    5.1%
                                                      =======    ===          =======   ====
     Basic Earnings Per Share                         $   1.03                $  0.63
     Rationalization Charges (1)                          --                     0.03
                                                      --------                -------
     Basic Earnings Per Share without
        Rationalization Charges (1)                   $   1.03                $  0.66
                                                      ========                =======
     Diluted Earnings Per Share                       $   1.02                $  0.63
     Rationalization Charges (1)                          --                     0.03
                                                      --------                -------
     Diluted Earnings Per Share without
         Rationalization Charges (1)                  $   1.02                $  0.66
                                                      ========                =======
     Weighted Average Shares (Basic)                     40.9                    41.7
     Weighted Average Shares (Diluted)                   41.1                    41.9


--------------------------------------------------------------------------------
(1) Basic and diluted earnings (loss) per share without rationalization charges are presented as management believes this financial measure is important to investors to evaluate and compare the Company's financial performance from period to period. Management uses this information in assessing and evaluating the Company's underlying operating performance.

--------------------------------------------------------------------------------

     LINCOLN ELECTRIC HOLDINGS, INC.
     FINANCIAL HIGHLIGHTS
     (AMOUNTS IN MILLIONS, EXCEPT PER SHARE DATA)
     (UNAUDITED)




                                                                   June 30,                      December 31,
     SELECTED CONSOLIDATED BALANCE SHEET DATA                        2004                            2003
                                                                 -------------                 ----------------

     Cash and Cash Equivalents                                       $  179.8                      $  170.5
     Total Current Assets                                                                             555.4
                                                                        650.6
     Net Property, Plant and Equipment                                                                282.3
                                                                        289.3
     Total Assets                                                     1,038.3                         928.9

     Total Current Liabilities                                                                        213.1
                                                                        280.0
     Short-Term Debt
                                                                          1.7                           4.3
     Long-Term Debt                                                                                   169.0
                                                                        162.5
     Total Shareholders' Equity                                                                       478.5

                                                                        517.2

                                                                              Six Months to June 30,
     SELECTED CONSOLIDATED CASH FLOW DATA                            2004                            2003
                                                                 -------------                 ----------------

     Cash Flow from Operations                                       $   43.5                      $   45.6
     Capital Expenditures                                                                             (13.8)
                                                                        (20.3)
     Acquisitions
                                                                         (6.1)                            -
     Issuance (Purchase) of Common Shares for Treasury, net                                           (14.1)
                                                                         10.1
     Increase in Cash and Cash Equivalents
                                                                          9.3                          14.2
     Depreciation and Amortization
                                                                         19.1                          18.6
     Dividends Paid                                                                                   (13.4)
                                                                        (13.4)

     Cash Dividends Paid Per Share                                   $   0.33                      $   0.32

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